CERTIFICATE OF MERGER
                                  OF
                          AMERICOM USA, INC.
                       (A DELAWARE CORPORATION)
                                 INTO
                  CHATSWORTH ACQUISITION CORPORATION
                       (A DELAWARE CORPORATION)

                 (Under to Section 251 of the General
              Corporation Law of the State of Delaware)

       CHATSWORTH ACQUISITION CORPORATION, a Delaware corporation, hereby certifies that:

       (1) The name and state of incorporation of each of the constituent corporations are:

        (a)   AmeriCom USA, Inc.,a Delaware corporation
              ("AmeriCom"); and

        (b) Chatsworth Acquisition Corporation, a Delaware corporation ("Chatsworth").

       (2) An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by AmeriCom and Chatsworth in accordance with the provisions of Subsection (c) of
Section 251 of the General Corporation Law of the State of Delaware.

       (3)    The name of the surviving corporation is Chatsworth.

       (4) The Certificate of Incorporation of Chatsworth shall be the Certificate of Incorporation of the surviving corporation, provided that, as of and after the filing of this Certificate of Merger in the Office of the Delaware Secretary of State, Article "ONE" of said Certificate of Incorporation shall be amended in its entirety to read as follows:

        "The Name of the Corporation is AmeriCom USA, Inc."

       (5) The surviving corporation is a corporation of the State of Delaware.

       (6) The executed Agreement and Plan of Merger is on file at the principal place of business of Chatsworth at 1504 R Street, NW, Washington, DC 20009.

       (7) A copy of the Agreement and Plan of Merger will be furnished by Chatsworth, on request and without cost, to any stockholder of AmeriCom or Chatsworth.

       IN WITNESS WHEREOF Chatsworth caused this Certificate to be signed by its duly authorized officer this 4th day of December 1998.


                         Chatsworth Acquisition Corporation


                         By/s/ James M.  Cassidy
                              Title:  President